                                                                      Exhibit 21
                                                                      ----------


                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------


     Pierce Leahy Command Company, a Nova Scotia unlimited liability company PLC Command I, L.P., a Pennsylvania limited partnership
     PLC Command II, L.P., a Pennsylvania limited partnership